Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-181483-01) of Boston Properties Limited Partnership of our report dated February 26, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Boston, MA

May 20, 2021